AMENDMENT NO. 4

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 4 dated as of June 18, 2012 (this “Amendment”), is entered into by and among TORTOISE MLP FUND, INC., a Maryland corporation, as the Borrower (the “Borrower”) each Lender party hereto, and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the “Administrative Agent”).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of September 24, 2010 as amended pursuant to that certain Amendment No. 1 thereto dated as of January 13, 2011, that certain Amendment No. 2 thereto dated as of March 11, 2011 and that certain Amendment No. 3 thereto dated as of September 23, 2011 (as so amended, the “Credit Agreement”).

B. The Borrower, the Lenders and the Administrative Agent have agreed to certain amendments to the Credit Agreement to among other things decrease the Aggregate Commitments of the Lenders and extend the Maturity Date.

C. The Amendment is subject to the representations and warranties of the Borrower and upon the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

SECTION 1. DEFINED TERMS. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

SECTION 2. AMENDMENTS.

2.1 Section 1.01 of the Credit Agreement is hereby amended by amending and restating the defined term of Maturity Date in its entirety to read as follows:

““Maturity Date” means June 17, 2013; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.”

Tortoise MLP Fund - Amendment No. 4 to Credit Agreement

2.2 Section 1.01 of the Credit Agreement is hereby amended by inserting the new defined term “Risk Based Capital Guidelines” to read as follows:

““Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.”

2.3 Sections 3.03(a) and (b) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“3.03 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify, increase or deem applicable any reserve, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.03(e));

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or Commitments, or to reduce the return received by such Lender in connection with such Loans or Commitments, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that (i) any Change in Law or (ii) any change after the date of this Agreement in the Risk Based Capital Guidelines, affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law or Risk Based Capital Requirements (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.”

Tortoise MLP Fund - Amendment No. 4 to Credit Agreement

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2.4 Schedule 2.01 of the Credit Agreement is hereby amended by amending and restating such Schedule in its entirety to read as set forth on the Fourth Amended and Restated Schedule 2.01 to this Amendment. Concurrently with this Amendment becoming effective (i) the Borrower shall prepay the Committed Loans outstanding on the date of this Amendment to the extent necessary to keep the outstanding Committed Loans (A) from exceeding the Aggregate Commitments as amended hereby and (B) ratable with the revised Applicable Percentages as set forth on the Fourth Amended and Restated Schedule 2.01. The Borrower may request Loans to fund required prepayments; provided that such Loans shall not exceed the Aggregate Commitments as amended hereby.

SECTION 3. LIMITATIONS ON AMENDMENT.

3.1 The amendments set forth in Sections 2 above are effective for the purposes set forth herein and will be limited precisely as written and will not be deemed to (a) be a consent to any other amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (b) otherwise prejudice any right or remedy which the Lenders and the Administrative Agent may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (c) be a consent to any future amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document.

3.2 This Amendment is to be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived, are hereby ratified and confirmed and will remain in full force and effect.

SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

4.1 Immediately after giving effect to this Amendment the representations and warranties of (i) the Borrower contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document shall be true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

4.2 Immediately after giving effect to this Amendment, no Default or Event of Default exists.

SECTION 5. EXPENSES. The Borrower agrees to pay to the Administrative Agent upon demand, the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Administrative Agent may incur in connection with the preparation, documentation, and negotiation of this Amendment and all related documents.

Tortoise MLP Fund - Amendment No. 4 to Credit Agreement

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SECTION 6. REAFFIRMATION. The Borrower hereby reaffirms its obligations under each Loan Document (as amended hereby) to which it is a party.

SECTION 7. EFFECTIVENESS. This Amendment will become effective as of the date hereof upon:

(a) the execution and delivery of this Amendment, whether the same or different copies, by the Borrower, each Lender and the Administrative Agent;

(b) the execution and delivery of amended and restated Notes to the Lenders;

(c) the delivery of a officer certificate by a Responsible Officer of the Borrower certifying (i) resolutions adopted by the Borrower approving and consenting to this Amendment and the decrease in the Aggregate Commitments effectuated hereby, (ii) incumbency, the articles of incorporation, the bylaws and the existence and good standing of the Borrower, and (iii) providing certifications as to no Default and representations and warranties substantially as set forth in Section 4 to this Amendment;

(d) Payment to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, an upfront fee equal to $43,750.00; and

(e) The delivery of a Form U-1 by the Borrower in form and substance satisfactory to the Administrative Agent.

SECTION 8. GOVERNING LAW. This Amendment will be governed by and will be construed and enforced in accordance with the laws of the State of Kansas applicable to agreements made and prepared entirely within such State; provided that the Administrative Agent and the Lenders shall retain all rights arising under federal law.

SECTION 9. CLAIMS, COUNTERCLAIMS, DEFENSES, RIGHTS OF SET-OFF. The Borrower hereby represents and warrants to the Administrative Agent and Lenders that it has no knowledge of any facts that would support a claim, counterclaim, defense or right of set-off.

SECTION 10. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts will be deemed an original of this Amendment.

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Tortoise MLP Fund - Amendment No. 4 to Credit Agreement

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

TORTOISE MLP FUND, INC.

By:
Name:
Title:

Tortoise MLP Fund - Amendment No. 4 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Tortoise MLP Fund - Amendment No. 4 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:
Name: Jeffrey P. Yoakum
Title: Senior Vice President

Tortoise MLP Fund - Amendment No. 4 to Credit Agreement

STIFEL BANK & TRUST, as a Lender

By:
Name:
Title:

Tortoise MLP Fund - Amendment No. 4 to Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:
Name:
Title:

Tortoise MLP Fund - Amendment No. 4 to Credit Agreement

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

Tortoise MLP Fund - Amendment No. 4 to Credit Agreement

FOURTH AMENDED AND RESTATED SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$27,500,000.00	45.833333333%
Stifel Bank & Trust	$7,000,000.00	11.666666667%
The Bank of Nova Scotia	$18,500,000.00	30.833333333%
U.S. Bank, National Association	$7,000,000	11.666666667%

Total	$60,000,000.00	100.000000000%

Fourth Amended and Restated Schedule 2.01